EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53291, No. 333-52864, No. 333-101993, No. 333-112989, and No. 333-112990) and Form S-3 (No. 333-118015) of Mercury Computer Systems, Inc. of our report dated August 31, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

September 8, 2004